Exhibit 99.1

Noranda Announces Workforce Reductions and
Continued Progress on 2014-2016 CORE Productivity Program

Franklin, Tennessee – December 17, 2013 – Noranda Aluminum Holding Corporation today announced planned workforce reductions involving approximately 190 employees and contract workers. The reductions are expected to generate approximately $15 million of annual savings and are part of Noranda’s CORE productivity program that targets $225 million of savings from 2014 to 2016.

“While this workforce reduction is difficult, it is a necessary part of our commitment to continue to enhance our cost structure and create shareholder value,” said Layle K. “Kip” Smith, Chief Executive Officer and President. “This reduction has been a thoughtfully planned part of our CORE program and will not impact service levels for our valued customers or the other ongoing growth and productivity projects we are executing.”

The majority of these reductions are expected to be achieved through terminations occurring before the end of 2013. Noranda estimates these actions will result in one-time pre-tax charges totaling approximately $6 million, primarily due to termination benefits. Noranda expects substantially all of these charges will be recorded in the fourth quarter of 2013 and result in cash expenditures paid primarily in the first quarter of 2014.

The workforce reduction plan includes approximately 75 employees in the Company’s Primary Aluminum business, 30 to 40 employees each in its Alumina, Bauxite, and Flat-Rolled Products businesses, and approximately 10 employees in the Company’s Corporate function. As of November 30, 2013 Noranda employed approximately 2,500 people.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as "believes," "expects," "may," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company affiliated with its private equity sponsor.

Contact Information
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com